THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT
       -------------------------------------------------------------------

Warrant No.                                           Number of Shares:
           -----                                                       ---------
                                                         (subject to adjustment)
Date of Issuance:             , 2004
                  ------------
Original Issue Date (as defined in subsection
2(a)):             , 2004
      -------------

                           SENESCO TECHNOLOGIES, INC.
                           --------------------------

                          Common Stock Purchase Warrant
                          -----------------------------

                          (Void after __________, 2009)

     SENESCO  TECHNOLOGIES,   INC.,  a  Delaware  corporation  (the  "Company"),
pursuant to that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, by and among the Company and the Purchasers (as defined in the Purchase Agreement), for value received, hereby
certifies that                           (the "Registered Holder"), is entitled,
               -------------------------
subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and
on or before 5:00 p.m. (Eastern  time) on              ,  2009,        shares of
                                          -------------         ------
Common Stock, $0.01 par value per share, of the Company ("Common Stock"), at an exercise price of $3.79 per share. The shares purchasable upon exercise of this Warrant, and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively.

     1.   Exercise.
          --------

          (a)  Vesting. The Warrant Shares shall be immediately exercisable.
               -------

          (b)  Method of Exercise.  The Registered Holder  may,  at its  option,
               ------------------
elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as
Exhibit  I duly  executed  by or on  behalf  of the  Registered  Holder,  at the
----------
principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise.

          (c)  Exercise Date.  Each exercise  of this Warrant shall be deemed to
               -------------
have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(b) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (d)  Issuance of  Certificates.  As  soon  as  practicable  after  the
               -------------------------
exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise, which shall include, if applicable, the rounding of any fraction up to the nearest whole number of shares of Common Stock pursuant to Section 3 hereof; and

               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

     2.   Adjustments.
          -----------

          (a)  Adjustment for  Stock Splits  and  Combinations.  If the  Company
               -----------------------------------------------
shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (b)  Adjustment  for  Certain  Dividends  and  Distributions.  In  the
               -------------------------------------------------------
event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Exercise Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

                    (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                    (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided,  however,  that if such  record  date  shall  have been fixed and such
--------   -------
dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (c)  Adjustment in Number of Warrant  Shares.  When  any adjustment is
               ---------------------------------------
required to be made in the Exercise Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

          (d)  Adjustments for Other Dividends and Distributions.  In  the event
               -------------------------------------------------
the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

          (e)  Adjustment  for  Reorganization.   If   there   shall  occur  any
               -------------------------------
reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(d)) (collectively, a "Reorganization"), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

          (f)  Certificate  as  to  Adjustments.  Upon  the  occurrence of  each
               --------------------------------
adjustment or readjustment of the Exercise Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

     3.   Fractional Shares. The Company shall not be required upon the exercise
          -----------------
of this Warrant to issue any fractions of shares of Common Stock or fractional Warrants; provided, however, that if the Registered Holder exercises this
           --------   -------
Warrant, any fractional shares of Common Stock shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock. The Registered Holder of this Warrant, by acceptance hereof, expressly waives his right to receive any fractional share of Common Stock or fractional Warrant upon exercise of this Warrant.

     4.   Investment Representations. The  initial Registered  Holder represents
          --------------------------
and warrants to the Company as follows:

          (a)  Investment.  It is  acquiring  the  Warrant,  and (if and when it
               ----------
exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof;

          (b)  Federal and State Compliance.  The Registered  Holder understands
               ----------------------------
that this Warrant and any Warrant Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities law, including the Securities Act of 1933, as amended (the "Act");

          (c)  Accredited  Investor.  The  Registered  Holder is an  "accredited
               --------------------
investor" as defined in Rule 501(a) under the Act;

          (d)  Experience.  The   Registered  Holder   has  made   such  inquiry
               ----------
concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company; and

          (e)  Restricted  Securities.  The Registered  Holder acknowledges  and
               ----------------------
understands that the Warrant and Warrant Shares constitute restricted securities under the Act and must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.

     5.   Transfers, etc.
          ---------------

          (a) This Warrant may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Registered Holder only by the Registered Holder. The terms of this Warrant shall be binding upon the executors, administrators, heirs, successor and assigns of the Registered Holder.

          (b)  The Warrant Shares shall not be sold or transferred unless either
(i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Act.

          (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

          (d) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

     6.   Notices of Record Date, etc. In the event:
          ----------------------------

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the

Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

     7.   Reservation  of Stock.  The Company will at all times reserve and keep
          ---------------------
available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

     8.   Replacement Warrant.  Upon receipt of evidence reasonably satisfactory
          -------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     9.   Agreement in Connection with Public  Offering.  The Registered  Holder
          ---------------------------------------------
agrees, in connection with an underwritten public offering of the Company's securities pursuant to a registration statement under the Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Registered Holder (other than any shares included in the offering) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company's securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

     10.  Notices. All notices and other  communications from the Company to the
          -------
Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered
(i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

     11.  No Rights as Stockholder.  Until the  exercise  of this  Warrant,  the
          ------------------------
Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     12.  Amendment  or  Waiver.  This  Warrant is one  of a series  of Warrants
          ---------------------
issued by the Company, of like tenor, except as to the number of shares of Common Stock subject thereto (collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to outstanding Company Warrants, and any such amendment or waiver shall apply to any and all Company Warrants, even though a particular Registered Holder did not consent. Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Registered Holder only in a manner which applies to all Company Warrants in the same fashion and
(b) the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Registered Holder (it being agreed that an amendment to or waiver under any of the provisions of Section 2 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price). The Company shall give prompt written notice to the Registered Holder of any amendment hereof or waiver hereunder that was effected without the Registered Holder's written consent. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     13.  Section  Headings.  The section  headings in this  Warrant are for the
          -----------------
convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

     14.  Governing  Law.  This  Warrant  shall be governed by and  construed in
          --------------
accordance with the laws of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State, without regard to principles of conflicts of law, and the parties hereto hereby submit to the exclusive jurisdiction of the state and federal courts located in the State of New Jersey.

     15.  Facsimile  Signatures.  This  Warrant  may be  executed  by  facsimile
          ---------------------
signature.

     EXECUTED as of the Date of Issuance indicated above.

                                SENESCO TECHNOLOGIES, INC.



                                By:
                                   ---------------------------------------------
                                   Name: Bruce C. Galton
                                   Title:  President and Chief Executive Officer

                                                                       EXHIBIT I

                                  PURCHASE FORM
                                  -------------

To:                                                      Dated:
   -----------------------                                     -----------------

     The  undersigned,  pursuant  to the  provisions  set forth in the  attached
Warrant (No.    ), hereby elects to purchase                shares of the Common
            ----                             --------------
Stock of SENESCO TECHNOLOGIES, INC. covered by such Warrant.

     The undersigned herewith makes payment of the full exercise price for such shares at the price per share provided for in such Warrant in lawful money of
the United States in the amount of $         .
                                    ---------


                                   [If an entity]

                                   Entity Name:
                                               ---------------------------------

                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                      Address:
                                              ----------------------------------
                                      ------------------------------------------
                                      Telecopy:
                                               ---------------------------------


                                   [If an individual]

                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Address:
                                              ----------------------------------
                                      ------------------------------------------
                                      Telecopy:
                                               ---------------------------------

                           SCHEDULE OF WARRANT HOLDERS



                                                   Number of Shares of Common
                                                   --------------------------
   Name of Warrant Holder                           Stock Underlying Warrant
   ----------------------                           ------------------------

Seneca Capital International Ltd.                          98,945

Bost & Co FBO Raytheon Master Pension                      52,500

Seneca Capital L.P.                                        48,734

Brown Brothers Harriman & Co. - New York Vault FBO
Heartland Value Fund                                       35,000

Wm. Michael Phippen                                        22,152

St. Alban's Global Management                              18,460

McLennan Holdco Inc.                                       18,460

Jack May                                                   18,460

Spectra Capital Management, LLC                            18,460

Richard Plue                                               14,768

Ruedi Stalder                                              11,076

Christopher Forbes                                         11,076